UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2006

ALLIANCE FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

New York	000-15366	16-1276885

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Madison Street, Syracuse, New York		13202

(Address of principal executive offices)		(Zip Code)

(315) 475-4478

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As described on Current Report on Form 8–K of Alliance Financial Corporation (“Company”) filed on October 10, 2006 (the “Initial 8–K”), on October 6, 2006, the Company completed its acquisition of Bridge Street Financial, Inc. (“Bridge Street “), the holding company for Oswego County National Bank, by way of merger. Also on that date, Bridge Street’s wholly-owned subsidiary, Oswego County National Bank, merged into the Company’s wholly-owned subsidiary, Alliance Bank, N.A

The sole purpose of this amendment to the Initial 8–K is to incorporate as part of the Initial 8–K the information set forth below under Item 9.01 as required by Item 9.01 of Form 8–K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

The consolidated financial statements of Bridge Street for the years ended December 31, 2005, 2004 and 2003 contained in its 2005 annual report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2006 are incorporated herein by reference. The interim consolidated financial statements of Bridge Street included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and March 31, 2006 filed with the Securities and Exchange Commission on August 14, 2006 and May 15, 2006, respectively, are also incorporated herein by reference.

(b) Pro forma financial information.

Pursuant to paragraph (b)(2) of Item 9.01 of Form 8–K, the attached financial information was omitted from disclosure contained in the Initial 8–K. Attached hereto as Exhibit 99.1 and incorporated herein by reference is the required unaudited pro forma combined financial information.

(d) Exhibits

Exhibit No.	Description
23.1	Consent of KPMG, LLP

ALLIANCE AND BRIDGE STREET
UNAUDITED PRO FORMA FINANCIAL INFORMATION

          The following unaudited pro forma combined financial information and explanatory notes present how the combined financial statements of Alliance and Bridge Street may have appeared had the businesses actually been combined as of the dates indicated. The unaudited pro forma combined balance sheet at June 30, 2006 assumes the merger was completed on that date. The unaudited pro forma combined income statements for the year ended December 31, 2005 and the six months ended June 30, 2006 give effect to the merger as if the merger had been completed January 1, 2005 and January 1, 2006, respectively. The unaudited pro forma combined financial information shows the impact of the merger on Alliance’s and Bridge Street’s combined financial position and results of operations under the purchase method of accounting with Alliance treated as the acquirer.

          The unaudited pro forma combined financial information includes adjustments to reflect the assets and liabilities of Bridge Street at their estimated fair values at or near October 6, 2006 (the acquisition date). Such adjustments are subject to further adjustment as additional information becomes available and as additional analyses are performed. The pro forma financial information is presented for illustrative purposes only and does not include any assumptions regarding the possible impact of revenue enhancements, expense efficiencies, asset dispositions or share repurchases. The pro forma financial information is not necessarily indicative of results that actually would have occurred had the merger been completed on the dates indicated or that may be obtained in the future.

          The unaudited pro forma combined financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of both Alliance and Bridge Street that are incorporated into this document by reference. This information can be found on the Securities and Exchange Commission’s internet website. The address is www.sec.gov.

The unaudited pro forma combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of the period presented. Furthermore, the information does not include the impact of possible revenue enhancements, expense efficiencies, asset dispositions and share repurchases, among other factors.

Unaudited Pro Forma Combined Balance Sheets As of June 30, 2006
(In Thousands)

	Alliance Financial Corp.	Bridge Street Financial, Inc.	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Cash and cash equivalents	$23,817	$13,672	$0		$37,489
Investment securities	245,659	39,563	(14,967	) (9)(13)	270,255
Loans and leases, net	679,232	151,561	(6,173	) (10)	824,620
Bank premises, furniture and equipment	12,570	10,432	(1,975	) (8)	21,027
Assets held for disposition	0	0	4,681	(15)	4,681
Goodwill	0	2,219	30,690	(1)	32,909
Intangible assets, net	9,419	1,096	5,096	(1)(12)	15,611
Other assets	19,848	12,984	0		32,832

Total assets	$990,545	$231,527	$17,352		$1,239,424

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$771,488	178,156	(109	) (3)	949,535
Borrowings	130,140	22,048	(310	) (4)(5)	151,878
Other liabilities	19,216	5,472	5,577	(2)(5)	30,265

Total liabilities	920,844	205,676	5,158		1,131,678

SHAREHOLDERS’ EQUITY
Common stock	3,994	28	841	(6)(7)	4,863
Additional paid-in-capital	10,197	18,242	9,430	(6)(7)	37,869
Retained earnings	68,592	15,264	(15,264	) (7)	68,592
Accumulated other comprehensive income	(3,406)	(347)	175	(7)	(3,578)
Unallocated common stock held by ESOP	0	(85)	85	(7)	0
Less: cost of treasury stock	(9,676)	(7,251)	16,927	(9)(7)(14)	0

Total equity capital	69,701	25,851	12,194		107,746

Total liabilities and capital	$990,545	$231,527	$17,352		$1,239,424

Shares Outstanding	3,565,059	2,291,832			4,862,293
Book Value	$19.55	11.28			22.16

Unaudited Pro Forma Combined Income Statement for the Twelve Months Ended December 31, 2005
(In Thousands, except per share data)

	Alliance Financial Corp.	Bridge Street Financial, Inc.	Pro forma Adjustments		Pro forma Combined

Interest Income:
Loans and leases	$34,685	$8,403	$496	(10)	$43,584
Investment securities	11,611	2,287	(1,026	)(9)(13)	12,872
Federal funds sold	129	112	0		241

Total interest & dividend income	46,425	10,802	(530)		56,697

Interest Expense:
Deposits	13,500	2,628	43	(3)	16,171
Borrowings	5,836	970	165	(4)	6,971

Total interest expense	19,336	3,598	208		23,142

Net interest income	27,089	7,204	(738)		33,555

Provision for loan and lease losses	144	497	0		641

Net interest income after provision for loan losses	26,945	6,707	(738)		32,914

Noninterest Income:
Trust and brokerage services	7,864	—	0		7,864
Service charges and card-related fees	3,883	2,377	0		6,260
Insurance commissions and fees	—	1,774	0		1,774
Investment securities (losses)/gains	(19)	70	0		51
Other noninterest income	2,428	836	0		3,264

Total other income	14,156	5,057	0		19,213

Operating Expenses:
Salaries, wages and employee benefits	17,150	5,347	0		22,497
Building, occupancy and equipment	5,746	1,457	(26	)(8)	7,177
Other operating expenses	8,544	3,600	1,062	(1)(12)	13,206

Total Operating Expenses	31,440	10,404	1,036		42,880

Income before taxes	9,661	1,360	(1,773)		9,248
Provision for income taxes	2,154	177	(709	)(2)	1,622

Net income	$7,507	$1,183	$(1,064)		$7,626

Net Income Per Common Share:
Basic Net Income Per Share	$2.09	$0.50			$1.56

Weighted average basic shares outstanding	3,593,864	2,359,252	(1,062,018)		4,891,098

Diluted Net Income Pe Share	$2.05	$0.49			$1.51

Weighted average diluted shares outstanding	3,664,684	2,435,368	(1,062,018)		5,038,034

Unaudited Pro Forma Combined Income Statement for the Six Months Ended June 30, 2006
(In Thousands, except per share data)

	Alliance Financial Corp.	Bridge Street Financial, Inc.	Pro forma Adjustments		Pro forma Combined

Interest Income:
Loans and leases	$20,769	$4,871	$248	(10)	$25,888
Investment securities	5,397	953	(513	) (9)(13)	5,837
Federal funds sold	108	91	0		199

Total interest & dividend income	26,274	5,915	(265)		31,924

Interest Expense:
Deposits	9,715	1,815	22	(3)	11,552
Borrowings	3,384	419	82	(4)	3,885

Total interest expense	13,099	2,234	104		15,437

Net interest income	13,175	3,681	(369)		16,487

Provision for loan and lease losses	1,417	241	0		1,658

Net interest income after provision for loan and lease losses	11,758	3,440	(369)		14,829

Noninterest Income:
Trust and brokerage services	4,480	0	0		4,480
Service charges and card-related fees	2,495	1,272	0		3,767
Insurance commissions and fees	198	856	0		1,054
Investment securities (losses)/gains	0	(5)	0		(5)
Other noninterest income	899	435	0		1,334

Total other income	8,072	2,558	0		10,630

Operating Expenses:
Salaries, wages and employee benefits	7,819	2,869	0		10,688
Building, occupancy and equipment	3,033	781	(13	) (8)	3,801
Other operating expenses	4,694	2,037	531	(1)(12)	7,262

Total Operating Expenses	15,546	5,687	518		21,751

Income before taxes	4,284	311	(887)		3,708
Provision for income taxes	872	98	(355	) (2)	615

Net income	$3,412	$213	$(532)		$3,093

Net Income Per Common Share:
Basic Net Income Per Share	$0.98	$0.09			$0.65

Weighted average basic shares outstanding	3,491,336	2,297,376	(1,000,141)		4,788,570

Diluted Net Income Per Share	$0.94	$0.09			$0.62

Weighted average diluted shares outstanding	3,633,035	2,335,595	(1,000,141)		4,968,489

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1—Basis of Pro Forma Presentation

          The unaudited pro forma combined financial information relating to the merger is presented as of and for the six months ended June 30, 2006 and the unaudited pro forma combined income statement for the year ended December 31, 2005. Alliance and Bridge Street are in the process of analyzing and reviewing their accounting and financial reporting policies and procedures and, as a result of this review, may reflect changes in one or the other of Alliance’s or Bridge Street’s policies or procedures in future presentations of combined results in order to conform to the accounting policies that will be determined to be most appropriate for the combined company. However, in the presentation provided herein, no significant reclassifications were required.

          The pro forma adjustments consist of the expected purchase price adjustments necessary to combine Alliance and Bridge Street, including:

•

75% of the outstanding shares of Bridge Street (2,291,832 x 75% = 1,718,874) will be converted into Alliance shares at an exchange ratio of .7547 Alliance shares for each Bridge Street share (1,718,874 x .7547 = 1,296,234). Of these Alliance shares, 428,956 are treasury shares and 868,278 will be newly issued shares.

•

25% of the outstanding shares of Bridge Street (2,291,832 x 25% = 572,958) will be exchanged for $23.06 cash per share. Of these shares to be exchanged for cash, 64,200 are shares of Bridge Street currently held by Alliance.

•	All Bridge Street employee stock options and warrants outstanding will be settled by Bridge Street for cash prior to the closing of the transaction.

•

The value of the Bridge Street shares converted into Alliance common stock is $38.2 million, using a price of $29.46 per Bridge Street share (average of two days before and two days after merger announcement on April 24, 2006).

          Consideration has been given to providing an estimate of the anticipated transaction costs to be incurred in connection with the merger. Such costs are expected to approximate $5.6 million on a pre-tax basis and have been reflected in the pro forma adjustments to the unaudited pro forma combined balance sheet. Under current accounting rules, certain other costs will not be accruable at the closing of the merger and will be recognized in periods both before and after the date of the merger. The detailed plans for all of the restructuring initiatives have not been fully formulated and, as such, no consideration was given to recognition of these expenses in the unaudited pro forma combined balance sheet or in the unaudited pro forma combined income statement.

          The total estimated purchase price for the purpose of this pro forma financial information is $58.5 million.

Summary of Purchase Price Calculation and Goodwill Resulting from Merger

		October 6, 2006

		($ in thousands except per share data)
Purchase Price:
Purchase Price Assign to Stock:
Shares exchanged for stock (75% of outstanding shares)	1,718,874
Exchange ratio	0.7547

Alliance common stock to be issued	1,297,234

Alliance common stock issued from treasury	428,956
New Alliance common stock issued	868,278
Average purchase price per Alliance common share	$29.46

Purchase price assigned to shares exchanged for stock		$38,217

Purchase Price Assigned to Cash:
Shares exchanged for cash	508,758
Cash purchase price per Bridge Street common share	$23.06

Purchase price assigned to shares exchanged for cash		$11,732

Purchase price assigned to Bridge Street shares owned by Alliance:
Shares retired	64,200
Average cost per share	$18.26

Purchase price assigned to Bridge Street shares owned by Alliance		1,172

Purchase price assigned to options cashed out		1,803
Transaction costs		5,567

Total Purchase Price		$58,491

Net Assets Acquired:

Bridge Street shareholders’ equity	25,851
Bridge Street goodwill and intangibles	(3,315)

Estimated adjustments to reflect assets acquired at fair value:
Investments	0
Loans	(2,860)
Loans transferred to Hold for Disposition	(705)
Core deposit intangible	4,202
Customer list intangible	1,096
Convenant to not compete intangible	894
Bank Premises & Furniture, Fixtures and Equipment	98
Deferred tax asset	(98)

Estimated adjustments to reflect liabilities acquired at fair value:
Time deposits	109
FHLB Advances	310
		25,582

Goodwill resulting from merger		$32,909

          The merger was accounted for using the purchase method of accounting for business combinations which requires that the assets and liabilities of Bridge Street be adjusted to fair value as of the date of the acquisition.

          The unaudited pro forma combined financial information has been prepared to include the estimated adjustments necessary to record the assets and liabilities of Bridge Street at their respective fair values and represents managements’ best estimates based upon the information available at this time. These pro forma adjustments may be revised as additional information becomes available and additional detailed analysis is performed.

          The unaudited pro forma combined financial information presented herein does not necessarily provide an indication of the combined results of operations or the combined financial position that would have resulted had the merger actually been completed as of the assumed consummation date, nor is it indicative of the results of operations in future periods or the future financial position of the combined company.

Note 2—Pro Forma Adjustments

(1)

Adjustment to record the following: (a) goodwill arising from the excess of purchase price over the fair value of net assets, including identifiable intangible assets—$32.9 million; (b) the recognition of core deposit intangible of $4.2 million; (c) the recognition of customer list intangible of $ 1.1 million, and (d) the reversal of $3.3 million of pre-existing intangibles of Bridge Street arising from acquisitions that had been completed by Bridge Street in prior years. The nature, amount, and amortization method of possible intangibles are being analyzed by management. The adjustments related thereto and recorded herein are based on current assumptions and valuations which are subject to change. The core deposit intangible has been amortized on a sum of the year’s method over a ten year period. The non-compete covenant intangible has been amortized on a straight line method over a three year period.

(2)

Adjustment to reflect the net deferred tax assets arising from both the recognition of the tax effects of expenses incurred to complete the transaction and the tax effects associated with the adjustments necessary to reflect the acquisition of net assets on a fair value basis. Deferred taxes were recorded using the tax rate of 40%.

(3)

Adjustment to reflect the fair values of certain interest-bearing deposit liabilities based on current interest rates for similar instruments. The adjustment will be recognized over the next 5 years using a level yield amortization method based upon the maturities of the deposit liabilities. This adjustment is expected to decrease pro forma pre-tax interest expense by $43,000 in the first year following consummation.

(4)

Adjustment to fair value Bridge Street’s long-term debt which consists primarily of FHLB advances at various terms and maturities. The adjustment will be substantially recognized over the next 4 years using a level yield amortization method based upon the maturities of the debt. This adjustment is expected to increase pro forma pre-tax interest expense by $165,000 in the first year following consummation.

(5)

Adjustment to record the pre-tax estimate of transaction expenses expected to be incurred in connection with the merger. Such expense includes fees related to professional services provided in connection with the merger as well as an estimate of the associated severance, contract cancellations and third party data processing conversion expenses.

(6)	Adjustment to reflect Alliance common stock expected to be issued in exchange for issued and outstanding shares of Bridge Street assuming the exchange ratio of 0.7547 Alliance common shares for each share of Bridge Street common shares.

(7)	Adjustment to eliminate Bridge Street’s historical shareholders’ equity.

(8)	Adjustment to reflect the fair value of owned premises to estimated current fair values. Annual depreciation expense will decrease approximately $26,000 annually for this adjustment.

(9)

Adjustment to reflect the fair values of investments based on current market valuations. Under FASB No. 115, such adjustments are reflected in historical amounts but have been included on a net of tax basis as an adjustment to equity. Such amounts were eliminated in item (7) and therefore will require prospective accretion of the discount to properly record earnings under the purchase method of accounting. The adjustment will be substantially recognized over the next 4 years using the sum of the years amortization method based upon the expected life of the investments. This investment adjustment is not material.

(10)

Adjustment to reflect the fair values of loans based on current interest rates, pricing characteristics, expected cash flows and other factors intrinsic to the computation of the fair value of the loan portfolio. The adjustment will be substantially recognized over the next 8 years using the sum of the years amortization method based upon the expected life of the loans. This adjustment is expected to increase pro forma pre-tax interest income by $496,000 in the first year following consummation.

(11)

Management reviewed the Bridge Street loan portfolio to reflect the impact of adoption of Statement of Position 03-03, “Accounting for Certain Loans or Debt Securities Acquired in a Transfer.” This guidance addresses the accounting for the differences between contractual cash flows and cash flows expected to be collected from an investor’s initial investment in loans, including those acquired in a business combination, if those differences are attributable, at least in part, to credit quality considerations. Based upon management’s analysis there is no adjustment needed at the current time related to the adoption of Statement of Position 03-03.

(12)

Management is currently evaluating the existing intangibles relating to Bridge Street’s acquisition of Ladd Insurance Agency, Inc. and has determined that the June 30, 2006 book value represents fair value for this pro forma information and that no pro forma income statement related amortization adjustment needs to be made herein.

(13)

Interest income on investments was adjusted to eliminate dividend income related to the 64,200 Bridge Street shares owned by Alliance that will be retired at the merger’s closing at an annualized current dividend of Bridge Street of $0.36 per share. Also interest income was reduced for interest lost (at a rate of 5.25%) and investments were reduced for investments liquidated to purchase 508,758 shares for $11.7 million, and to pay $1.8 million for options cash out and $5.6 million of transaction cost to be paid at the closing of the transaction.

(14)	Adjustment to issue 428,956 shares of Alliance common stock from treasury.

(15)	Alliance has classified $4.7 million of Bridgestreet’s asset as assets held for disposition. These include loans and premises and are shown at estimated fair values.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE FINANCIAL CORPORATION

Date:	December 21, 2006	By:	/s/ Jack H. Webb

Jack H. Webb
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of KMPG LLP